EXHIBIT 4.1



                             TEMPLE-INLAND INC.

                           Officers' Certificate
                           ---------------------

         Each of the undersigned officers of Temple-Inland Inc., a Delaware corporation (the "Company"), does hereby certify as follows:

                  1. Each of the undersigned has read Sections 201, 301 and 303 of the Indenture, dated as of September 1, 1986 (the "Indenture"), between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (the "Trustee"), as amended by the first supplemental indenture, dated as of April 15, 1988, the second supplemental indenture, dated as of December 27, 1990, and the third supplemental indenture, dated as of May 9, 1991, and the definitions in such Indenture relating thereto and has reviewed such other corporate documents and records relating to the matters referred to herein, and, in the opinion of the undersigned, has made such examination or investigation as is necessary to enable him to express an informed opinion on the matters set forth below.

                  2. The terms of the series of Securities of the Company entitled the "7.875% Senior Notes due 2012" (the "Notes") to be issued under the Indenture are hereby established pursuant to resolutions duly adopted by a Special Committee of the Board of Directors of the Company on May 1, 2002 and are set forth in Annex A and in Exhibit A hereto.

                  3. All conditions precedent provided for in the Indenture relating to the establishment and original issuance, authentication and delivery of the Notes have been complied with.

                  4. In the opinion of the undersigned, Section 301 of the Indenture has been complied with in the establishment of the terms of the Notes.

                          [Signature page follows]




         IN WITNESS WHEREOF, each of the undersigned has executed this Officers' Certificate as of May 6, 2002.



                                   By:________________________________________
                                   Name:
                                   Title:


                                   By:________________________________________
                                   Name:
                                   Title:




                                  ANNEX A

                                     To

                           Officers' Certificate

         Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

         The series of Securities authorized hereby shall be the "7.875% Senior Notes due 2012" of the Company (the "Notes").

         The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture in accordance with this Officers' Certificate is initially limited to $500,000,000, except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, other Notes pursuant to Sections 304, 305, 906 or 1107 of the Indenture; provided, however, that the Company may, without the consent of Holders of the Notes, create and issue additional Notes ranking equally with the Notes and otherwise similar in all respects so that such further Notes would be consolidated and form a single series of the Notes.

         Subject to the terms and conditions set forth in the form of Note (attached as Exhibit A hereto), the Notes will mature on May 1, 2012. The Notes will pay interest at the annual rate of 7.875% on May 1 and November 1 of each year, commencing on November 1, 2002.

         The amount of interest payable for any period will be computed (1) for any full semi-annual period, on the basis of a 360-day year of twelve 30-day months, (2) for any period shorter than a full semi-annual period, on the basis of a 30-day month and (3) for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Notes is not a Business Day, the payment of the interest payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of the delay, except that, if the next succeeding Business Day is in the next succeeding calendar year, then the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the scheduled payment date.

         In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal thereof and any interest accrued thereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Notes will be redeemable, in whole or in part, at the option of the Issuer, at any time or from time to time, on any date prior to its maturity (a "Redemption Date") at a redemption price (the "Redemption Price") equal to the sum of:

         (i)      100% of the principal amount of the Notes to be redeemed;

         (ii) accrued and unpaid interest on the Notes being redeemed to, but excluding, the Redemption Date; and

         (iii) the Make-Whole Premium (as defined below) for the Notes subject to redemption.

In no event will the Redemption Price of the Notes ever be less than the sum of 100% of the principal amount of the Notes being redeemed and accrued and unpaid interest thereon.

         The "Make-Whole Premium" for any Note subject to redemption means an amount equal to the Discounted Present Value calculated for such Note less the unpaid principal amount of such Note; provided, however, that no Make-Whole Premium shall be less than zero.

         The "Discounted Present Value" of any Note subject to redemption shall be equal to the discounted present value of all principal and interest payments scheduled to become due in respect of such Note after the Redemption Date, calculated using a discount rate equal to the sum of: (i) the yield to maturity on the United States treasury security having a maturity date equal to the maturity date of such Note and trading in the secondary market at the price closest to par; and (ii) 50 basis points; provided, however, that if there is no United States treasury security having a maturity date equal to the maturity date of such Note, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest month, if necessary) from the yields to maturity for the two United States treasury securities having maturity dates most closely corresponding to the maturity date of such Note and trading in the secondary market at the price closest to par. The Discounted Present Value shall be calculated on the third Business Day prior to the Redemption Date.

         Notice of any redemption must be given at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notwithstanding the provisions of
Section 1104 of the Indenture, notice of such redemption need not set forth the Redemption Price but only the manner of calculation thereof. The Issuer will notify the Trustee of the Redemption Price promptly after the calculation thereof. The Trustee shall have no responsibility for such calculation.

         If money sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date is deposited on or before the Redemption Date and the other conditions set forth in the Indenture are satisfied, then on and after such date, interest will cease to accrue on the Notes called for redemption. In the event any Notes are called for redemption, neither the Company nor the Trustee will be required to register the transfer of or exchange the Notes to be redeemed.

         The Notes will be issued in the form of one global certificate, referred to as a "Global Security," registered in the name of the Depositary or its nominee. Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Notes in certificated form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Notes shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or a successor Depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the Depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a Holder under the Indenture. The Depository Trust Company shall be the initial Depositary.

         In the event that: (1) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for the Global Security certificate and no successor Depositary has been appointed within 90 days after this notice, (2) the Depositary at any time ceases to be a Depositary registered under the Securities Exchange Act at which time the Depositary is required to be so registered to act as the Depositary and no successor Depositary has been appointed within 90 days after the Company learns that the Depositary has ceased to be so registered, (3) the Company determines in its sole discretion that it will no longer have the Notes represented by Global Securities or permit any the Global Security certificate to be so exchangeable or (4) an Event of Default under the Indenture has occurred and is continuing, the Company will execute, and subject to Article 3 of the Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations and in an aggregate principal amount of the Global Security in exchange for such Global Security.

         Upon exchange of the Global Security for such Notes in definitive registered form without coupons, in authorized denominations, the Global Security shall be cancelled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Security shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Depositary for delivery to the persons in whose names such Notes are so registered.

         The principal of and interest on the Notes shall be payable at the Corporate Trust Office of the Trustee; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as it shall appear in the Security Register or by wire transfer to an account in the United States designated to the Trustee by a prior written notice by such Person delivered at least five Business Days prior to the applicable Interest Payment Date.

         The Notes will be issued in denominations of $1,000 and any integral multiple thereof.

         The Notes shall not have the benefit of a sinking fund and shall not be exchangeable into shares of the Company's Common Stock.

         The provisions of Section 403 of the Indenture shall apply to the Notes.




                                                                     EXHIBIT A
                                                                  FORM OF NOTE

                               [Form of Note]

[For inclusion in Global Securities only - Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED IN WHOLE OR IN PART FOR, A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

                             TEMPLE-INLAND INC.
                        7.875% Senior Note due 2012


Number: __                                             CUSIP NO.: 879868AH0


         Temple-Inland Inc., a Delaware corporation (the "Issuer", which term includes any successor corporation under the Indenture hereafter referred to), for value received, hereby promises to pay to [For inclusion in Global Securities only - Cede & Co.] or registered assigns, the principal sum of ____________ on May 1, 2012, and to pay interest thereon at 7.875% per annum (the "Interest Rate"), from May 6, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 2002 (each, an "Interest Payment Date"). The amount of interest payable for any period will be computed (1) for any full semi-annual period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full semi-annual period, on the basis of a 30-day month and (3) for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if the next succeeding Business Day is in the next succeeding calendar year, then the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the April 15 and October 15 of each year (each, a "Regular Record Date") next preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holders on the corresponding Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the registered Holders of this series of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by such exchange all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, the City of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account in the United States designated to the Trustee by a prior written notice by such Person delivered at least five Business Days prior to the applicable Interest Payment Date.

         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to on the reverse hereof by manual signature.

                          [Signature page follows]




         IN WITNESS WHEREOF, Temple-Inland Inc. has caused this instrument to be signed by one of its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                                           TEMPLE-INLAND INC.


                                           By:________________________________
                                           Name:______________________________
                                           Title:_____________________________


ATTEST:

______________________________
Name: ________________________
Its. _________________________


                       CERTIFICATE OF AUTHENTICATION



                  This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:



JPMORGAN CHASE BANK, as Trustee



By:_________________________________
       Authorized Officer




                             [REVERSE OF NOTE]

                             TEMPLE-INLAND INC.

                        7.875% Senior Note due 2012

         This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of September 1, 1986 (herein called the "Indenture"), between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (herein called the "Trustee"), as amended by the first supplemental indenture, dated as of April 15, 1988, the second supplemental indenture, dated as of December 27, 1990, and the third supplemental indenture, dated as of May 9, 1991, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any) and may otherwise vary as provided in the Indenture.

         This Note is one of a series designated as the 7.875% Senior Notes due 2012 (the "Notes") of the Issuer. The Notes are initially limited in aggregate principal amount of $500,000,000; provided, however, that the Issuer may, without the consent of the Holders of the Notes, create and issue additional notes ranking equally with the Notes and otherwise similar in all respects so that such further notes would be consolidated and form a single series of the Notes.

         [For inclusion in Global Securities only - Except as otherwise provided in the Indenture, this Note will be issued in global form only registered in the name of The Depository Trust Company ("DTC") or its nominee. This Note will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of this Note shall be maintained in book-entry form by DTC for the accounts of participating organizations of DTC.]

         In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof and accrued interest hereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. At the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at such other locations as the Issuer may from time to time designate, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

         The Notes will be redeemable, in whole or in part, at the option of the Issuer, at any time or from time to time, on any date prior to its maturity (a "Redemption Date") at a redemption price (the "Redemption Price") equal to the sum of:

         (i)      100% of the principal amount of the Notes to be redeemed;

         (ii) accrued and unpaid interest on the Notes being redeemed to, but excluding, the Redemption Date; and

         (iii) the Make-Whole Premium (as defined below) for the Notes subject to redemption.

In no event will the Redemption Price of the Notes ever be less than the sum of 100% of the principal amount of the Notes being redeemed and accrued and unpaid interest thereon.

         The "Make-Whole Premium" for any Note subject to redemption means an amount equal to the Discounted Present Value calculated for such Note less the unpaid principal amount of such Note; provided, however, that no Make-Whole Premium shall be less than zero.

         The "Discounted Present Value" of any Note subject to redemption shall be equal to the discounted present value of all principal and interest payments scheduled to become due in respect of such Note after the Redemption Date, calculated using a discount rate equal to the sum of: (i) the yield to maturity on the United States treasury security having a maturity date equal to the maturity date of such Note and trading in the secondary market at the price closest to par; and (ii) 50 basis points; provided, however, that if there is no United States treasury security having a maturity date equal to the maturity date of such Note, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest month, if necessary) from the yields to maturity for the two United States treasury securities having maturity dates most closely corresponding to the maturity date of such Note and trading in the secondary market at the price closest to par. The Discounted Present Value shall be calculated on the third Business Day prior to the Redemption Date.

         Notice of any redemption must be given at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notwithstanding the provisions of
Section 1104 of the Indenture, notice of such redemption need not set forth the Redemption Price but only the manner of calculation thereof. The Issuer will notify the Trustee of the Redemption Price promptly after the calculation thereof. The Trustee shall have no responsibility for such calculation.

         If money sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date is deposited on or before the Redemption Date and the other conditions set forth in the Indenture are satisfied, then on and after such date, interest will cease to accrue on the Notes called for redemption.

         The Notes are not entitled to any sinking fund.

         Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at such other locations as the Issuer may from time to time designate, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith. In the event any Notes are called for redemption, neither the Issuer nor the Trustee will be required to register the transfer of or exchange the Notes to be redeemed.

         Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes (subject to certain provisions relating to Defaulted Interest), whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration of the issue hereof.

         This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         Terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.




                                 ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

         _____________________________________________________________________
(Please insert social security or other identifying number of assignee)

         _____________________________________________________________________
(Please insert name and address, including ZIP code, of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated:  ________________   Signed:  __________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.


Signature Guarantee